TBPELS REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

EXHIBIT 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our reports, each dated January 24, 2025, on the audit of estimated quantities of proved reserves, future production and income attributable to certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties, LP and 1979 Royalties GP, LLC, as of December 31, 2024 and 2023 (the “Reserve Reports”), included in the Company’s definitive proxy statement on Schedule DEFM 14 A filed on March 31, 2025 and incorporated by reference into this Current Report on Form 8-K of Viper Energy, Inc. (“Viper”). We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of said Reserve Reports in Viper’s Registration Statements on Forms S-3 (File Nos. 333-277668, 333-282039 and 333-286315) and Form S-8 (File No. 333-196971).

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
May 5, 2025

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110